RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

March 14, 2006

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Chartwell International, Inc.

On March 9, 2006 my appointment as auditor for Chartwell International, Inc. ceased. I have read Chartwell International, Inc.'s statements included under Item 4 of its Form 8-K dated March 9, 2006 and its Form 8-K/A-1 dated March 14, 2006 and agree with such statements.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant